ARGO GROUP US, INC. CLAWBACK POLICY The Board of Directors (the “Board”) of Argo Group US, Inc. (the “Company”) believes that it is appropriate for the Company to adopt this Clawback Policy (the “Policy”) to be applied to the Covered Executives of the Company and adopts this Policy as of February 6, 2024, to be effective as of the Effective Date. 1. Definitions For purposes of this Policy, terms defined in the preamble have their assigned meanings, and the following terms have the meanings set forth below: a) “Committee” means the Compensation Committee of the Board or a committee of the Board responsible for the Company’s executive compensation decisions and composed entirely of independent directors, as each may be in effect from time to time. b) “Company Group” means the Company and each of its Subsidiaries, as applicable. c) “Covered Compensation” means any Incentive-Based Compensation Received (including during the Lookback Period) by a Covered Executive who served as a Covered Executive at any time during the performance period for the Incentive-Based Compensation (i) on or after the Effective Date, (ii) after the person began service as a Covered Executive, and (iii) at a time when the Company had a class of securities listed on a national securities exchange or a national securities association. d) “Covered Executive” means each current and former “executive officer” of the Company, as defined under Rule 10D-1 adopted under the Exchange Act and Section 303A.14 of the NYSE’s listing standards (and including any current or former “officer” of the Company as defined under Rule 16a-1(f) under Section 16 of the Exchange Act), which shall be deemed to include any individuals identified by the Company as executive officers pursuant to Item 401(b) of Regulation S-K under the Exchange Act. e) “Effective Date” means October 2, 2023. f) “Erroneously Awarded Compensation” means the amount of Covered Compensation Received by a Covered Executive that exceeds the amount of Covered Compensation that otherwise would have been Received by the Covered Executive had such amount been determined based on the restated amounts in the applicable Restatement, computed without regard to any taxes paid (i.e., on a pre-tax basis). For Covered Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in a Restatement, the Board will determine the amount of such Covered Compensation that constitutes Erroneously Awarded Compensation, if any, based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return upon which the Covered Compensation was Received, and Exhibit 97.2

2 the Board shall maintain documentation of such determination and provide such documentation to the NYSE. g) “Exchange Act” means the U.S. Securities Exchange Act of 1934. h) “Financial Reporting Measure” means (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures derived wholly or in part from such measures and may consist of GAAP or non-GAAP financial measures (as defined under Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Exchange Act), (ii) stock price or (iii) total shareholder return. Financial Reporting Measures may or may not be filed with the SEC and may be presented outside the Company’s financial statements, such as in Managements’ Discussion and Analysis of Financial Conditions and Result of Operations or in the performance graph required under Item 201(e) of Regulation S-K under the Exchange Act. i) “Home Country” means the Company’s jurisdiction of incorporation. j) “Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. k) “Lookback Period” means the three completed fiscal years (plus any transition period of less than nine months that is within or immediately following the three completed fiscal years and that results from a change in the Company’s fiscal year) immediately preceding the date on which the Company is required to prepare a Restatement for a given reporting period, with such date being the earlier of: (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Restatement, or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare a Restatement. For the avoidance of doubt, recovery of any Erroneously Awarded Compensation under the Policy is not dependent on if or when the Restatement is actually filed. l) “NYSE” means the New York Stock Exchange. m) “Received” means the following: Incentive-Based Compensation is deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in or otherwise relating to the Incentive-Based Compensation award is attained, even if the grant, vesting or payment of the Incentive-Based Compensation occurs after the end of that period. n) “Restatement” means a required accounting restatement of any Company financial statement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including (i) to correct an error in previously issued financial statements that is material to the previously issued financial statements (commonly referred to as a “Big R” restatement) or (ii) to correct an error in previously issued financial statements that is not material to the previously issued

3 financial statements but that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (commonly referred to as a “little r” restatement). Changes to the Company’s financial statements that do not represent error corrections under the then-current relevant accounting standards will not constitute Restatements. For the avoidance of doubt, recovery of any Erroneously Awarded Compensation under the Policy is not dependent on fraud or misconduct by any person in connection with the Restatement. o) “SEC” means the U.S. Securities and Exchange Commission. p) “Subsidiary” means any domestic or foreign corporation, partnership, association, joint stock company, joint venture, trust or unincorporated organization “affiliated” with the Company, that is, directly or indirectly, through one or more intermediaries, “controlling”, “controlled by” or “under common control with”, the Company. The term “Control” for this purpose means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, contract or otherwise. 2. Recoupment of Erroneously Awarded Compensation In the event of a Restatement, any Erroneously Awarded Compensation Received by any Covered Executive during the Lookback Period (a) that is then-outstanding but has not yet been paid to the Covered Executive shall be automatically and immediately forfeited, and (b) that has been paid to the Covered Executive shall be subject to recoupment by the Company Group in accordance with Section 3 of this Policy. The Company must pursue (and shall not have the discretion to waive) the recoupment of such Erroneously Awarded Compensation in accordance with Section 3 of this Policy, except as provided below in this Section 2. Notwithstanding the foregoing, the Board (or, the Committee, if applicable, or if the Board or the Committee is not responsible for the Company’s executive compensation decisions and composed entirely of independent directors, a majority of the independent directors serving on the Board) may determine not to pursue the recovery of Erroneously Awarded Compensation from any Covered Executive if the Board determines that such forfeiture and/or recovery would be impracticable due to any of the following circumstances, and subject to the following procedural and disclosure requirements: (i) the direct expense paid to a third party (for example, reasonable legal expenses and consulting fees) to assist in enforcing the Policy would exceed the amount to be recovered; provided, that the Company Group must make a reasonable attempt to recover such Erroneously Awarded Compensation before concluding that recovery is impracticable, document such reasonable attempt to recover, and provide such documentation to the NYSE, (ii) pursuing such recovery would violate the Company’s Home Country laws adopted prior to November 28, 2022, provided, that the Company obtains an opinion of Home Country counsel acceptable to the NYSE that recovery would result in such a violation and provides such opinion to the NYSE, or (iii) recovery would likely cause any otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company Group, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.

4 3. Means of Recoupment In the event that the Board determines that any Erroneously Awarded Compensation is subject to recovery under the Policy, the Company shall provide written notice to the Covered Executive in the manner it determines, and the Board shall determine, in its discretion, the timing and manner and other terms for promptly recouping the Erroneously Awarded Compensation, which may include, without limitation, (i) offsetting the amount of the Erroneously Awarded Compensation against any amount owed to the Covered Executive by the Company Group, (ii) requiring the forfeiture of any award granted by the Company Group to the Covered Executive, whether vested or unvested or paid or unpaid, or (iii) any and all other necessary actions to reasonably promptly recoup the Erroneously Awarded Compensation from the Covered Executive, in each case, to the fullest extent permitted under applicable law, including without limitation, Section 409A of the U.S. Internal Revenue Code and the regulations and guidance thereunder. If a Covered Executive fails to repay Erroneously Awarded Compensation that is owed to the Company Group under this Policy, the Company Group shall take all appropriate action to recover such Erroneously Awarded Compensation from such Covered Executive, and the Covered Executive shall be required to reimburse the Company for all expenses (including legal expenses) incurred by the Company Group in recovering such Erroneously Awarded Compensation. 4. No Indemnification Notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement with any Covered Executive that may be interpreted to the contrary, no Covered Executive shall (i) be indemnified, insured or reimbursed by the Company Group in respect of any loss of Erroneously Awarded Compensation by such Covered Executive in accordance with this Policy, (ii) receive any advancement of expenses for disputes related to any loss of Erroneously Awarded Compensation by such Covered Executive in accordance with this Policy, or (iii) be paid or reimbursed by the Company Group for any premiums paid by such Covered Executive for any third-party insurance policy covering potential recovery obligations under this Policy. For this purpose, the term “indemnification” includes any modification to current compensation arrangements or other means that would amount to de facto indemnification (for example, providing the Covered Executive with a new cash award which would be cancelled to effect the recovery of any Erroneously Awarded Compensation). In no event shall the Company Group be required to award any Covered Executive an additional payment if any Restatement would result in a higher incentive compensation payment. 5. Miscellaneous This Policy generally will be administered and interpreted by the Board (or the Committee, if applicable, in which case, all references herein to “Board” shall be deemed to refer to the Committee. Any determination by the Board with respect to this Policy shall be final, conclusive and binding on all interested parties. Any discretionary determinations of the Board under this Policy, if any, need not be uniform with respect to all persons, and may be made selectively amongst persons, whether or not such persons are similarly situated. This Policy is intended to satisfy the requirements of, and shall be interpreted in a manner consistent with, Rule 10D-1 under the Exchange Act, Section 303A.14 of the 303A.14 of the

5 NYSE’s listing standards, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as it may be amended from time to time, and any related rules or regulations promulgated by the SEC or the NYSE, including any additional or new requirements that become effective after the Effective Date which upon effectiveness shall be deemed to automatically amend this Policy to the extent necessary to comply with such additional or new requirements. The provisions in this Policy are intended to be applied to the fullest extent of the law. To the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to applicable law. The invalidity or unenforceability of any provision of this Policy shall not affect the validity or enforceability of any other provision of this Policy. Recoupment of Erroneously Awarded Compensation under this Policy is not dependent upon the Company Group satisfying any conditions in this Policy, including any requirements to provide applicable documentation to the NYSE. The rights of the Company Group under this Policy to seek forfeiture or reimbursement are in addition to, and not in lieu of, the Argo Group International Holdings, Inc. Compensation Clawback Policy (effective August 2, 2023), the Argo Group International Holdings, Inc. Clawback Policy (effective November 16, 2023) or any rights of recoupment, or remedies or rights other than recoupment, that may be available to the Company Group pursuant to the terms of any applicable law (including, but not limited to, Section 304 of the Sarbanes-Oxley Act of 2002), government regulation or stock exchange listing requirement or any other policy, code of conduct, employee handbook, employment agreement, equity award agreement, or other plan or agreement of the Company Group. 6. Amendment and Termination To the extent permitted by, and in a manner consistent with applicable law, including SEC and NYSE rules, the Board may terminate, suspend or amend all or any portion of this Policy at any time in its discretion. 7. Successors This Policy shall be binding and enforceable against all Covered Executives and their respective beneficiaries, heirs, executors, administrators or other legal representatives with respect to any Covered Compensation Received by such Covered Executives or entities. * * * * *